Exhibit 5


                        SIDLEY AUSTIN BROWN & WOOD LLP



         CHICAGO                875 THIRD AVENUE                    BEIJING
          -----             NEW YORK, NEW YORK 10022                 -----
          DALLAS             TELEPHONE 212 906 2000                  GENEVA
          -----              FACSIMILE 212 906 2021                  -----
       LOS ANGELES               www.sidley.com                    HONG KONG
          -----                                                      -----
      SAN FRANCISCO               FOUNDED 1866                       LONDON
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     WASHINGTON, D.C.                                               SHANGHAI
                                                                     -----
                                                                   SINGAPORE
                                                                     -----
                                                                     TOKYO
                                           June 6, 2002

SL Green Realty Corp.
420 Lexington Avenue
New York, New York 10170

Ladies and Gentlemen:

         This opinion is furnished in connection with the registration statement on Form S-8 (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 2,750,000 shares of common stock, par value $.01 per share (the "Common Stock"), of SL Green Realty Corp., a Maryland corporation (the "Company"), which have been reserved for issuance or transfer upon the exercise of stock options or the granting of restricted or unrestricted stock awards granted or to be granted pursuant to the SL Green Realty Corp. Amended 1997 Stock Option and Incentive Plan, as amended through March 2002 (the "Plan").

         In connection with rendering this opinion, we have examined the Company's Articles of Incorporation and Bylaws, the Plan, such records of the corporate proceedings of the Company as we deemed appropriate, the Registration Statement, and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion.

         We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America, the State of Maryland and the State of New York.

         Based upon the foregoing, we are of the opinion that the shares of Common Stock have been duly authorized and, when issued and paid for in accordance with the terms of the Plan and the Registration Statement, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference therein and any amendment thereto.


                                        Very truly yours,



                                        /s/ Sidley Austin Brown & Wood LLP